Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fiscal 2008 First Quarter Results –

VEETM Rapidly Gaining Design Traction

SUNNYVALE, Calif. — April 24, 2008 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fiscal first quarter ended March 30, 2008.

Total revenue for the first quarter of 2008 was $11.0 million, up three percent from the fourth quarter of 2007 and up 77 percent from the first quarter of 2007. The sequential growth in revenue was primarily due to higher end-of-life and mature product revenue; this growth was partially offset by a decline in new product revenue. Revenue from new products, mature products and end-of-life products each increased significantly compared to the first quarter of 2007.

Under generally accepted accounting principles (GAAP), the net loss for the first quarter of 2008 was $1.4 million, or $0.05 per share, compared with a net loss of $1.7 million, or $0.06 per share, in the fourth quarter of 2007 and a net loss of $5.9 million, or $0.20 per share, in the first quarter of 2007.  Non-GAAP net loss for the first quarter of 2008 was $712,000, or $0.02 per share, compared with a non-GAAP net loss of $1.1 million, or $0.04 per share, in the fourth quarter of 2007 and a non-GAAP net loss of $5.5 million, or $0.19 per share, in the first quarter of 2007.

QuickLogic reports certain financial measures, including net loss, in accordance with GAAP and also on a non-GAAP basis. Non-GAAP results, where applicable, exclude stock-based compensation recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-based Payment” and the write-off of long-lived assets. For a full reconciliation of GAAP net loss to non-GAAP net loss, please refer to the schedule on page 5 of this press release.

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“Our results were in line with or better than our guidance for the first quarter, and new product revenue, while down sequentially, was at the high end of our guidance for the quarter,” said E. Thomas Hart, chairman, president and CEO. “During the first quarter we launched our Visual Enhancement Engine, or VEE, which addresses the mobile market’s need to provide users with a vastly improved user viewing experience even while significantly extending battery life. Top customers, in our target markets, see VEE as a clear way to differentiate their products as video moves into hand-held, battery-powered prosumer products.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, April 24, 2008, to discuss the first quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate, please call (877) 548-7911 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 4474570. The call recording will be archived until May 1, 2008 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs.  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on page 5 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name, pASIC, PolarPro, QuickPCI and QuickRAM are registered trademarks of and the QuickLogic logo, ArcticLink, Eclipse and VEE are trademarks of QuickLogic. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007	December 30, 2007
Revenue	$11,023	$6,242	$10,745
Cost of revenue, excluding inventory write-down and related charges	4,302	2,936	5,312
Inventory write-down and related charges	956	2,465	408
Gross profit	5,765	841	5,025
Operating expenses:
Research and development	2,821	2,287	2,549
Selling, general and administrative	4,320	4,593	4,230
Total operating expenses	7,141	6,880	6,779
Loss from operations	(1,376)	(6,039)	(1,754)
Interest expense	(71)	(85)	(54)
Interest income and other, net	104	246	142
Loss before income taxes	(1,343)	(5,878)	(1,666)
Provision for income taxes	34	15	4
Net loss	$(1,377)	$(5,893)	$(1,670)

Net loss per share:
Basic	$(0.05)	$(0.20)	$(0.06)
Diluted	$(0.05)	$(0.20)	$(0.06)
Weighted average shares:
Basic	29,406	28,814	29,267
Diluted	29,406	28,814	29,267

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007	December 30, 2007
GAAP loss from operations	$(1,376)	$(6,039)	$(1,754)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	—	—	161
Adjustment for stock-based compensation within:
Cost of revenue	65	55	53
Research and development	158	85	103
Selling, general and administrative	442	241	287
Non-GAAP loss from operations	$(711)	$(5,658)	$(1,150)

GAAP net loss	$(1,377)	$(5,893)	$(1,670)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	—	—	161
Adjustment for stock-based compensation within:
Cost of revenue	65	55	53
Research and development	158	85	103
Selling, general and administrative	442	241	287
Non-GAAP net loss	$(712)	$(5,512)	$(1,066)

GAAP net loss per share	$(0.05)	$(0.20)	$(0.06)
Adjustment for the write-off of long-lived assets and stock-based compensation	0.03	0.01	0.02
Non-GAAP net loss per share	$(0.02)	$(0.19)	$(0.04)

GAAP weighted average shares	29,406	28,814	29,267
Adjustment for the write-off of long-lived assets and stock-based compensation	—	—	—
Non-GAAP weighted average shares	29,406	28,814	29,267

GAAP gross margin percentage	52.3%	13.5%	46.8%
Adjustment for the write-off of long-lived assets and stock-based compensation	0.6%	0.9%	2.0%
Non-GAAP gross margin percentage	52.9%	14.4%	48.8%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 30, 2008	December 30, 2007(1)
ASSETS

Current assets:
Cash and cash equivalents	$19,322	$20,868
Short-term investment in Tower Semiconductor Ltd.	939	1,279
Accounts receivable, net	3,709	2,634
Inventories	4,569	5,770
Other current assets	1,595	1,607
Total current assets	30,134	32,158
Property and equipment, net	5,438	5,877
Investment in Tower Semiconductor Ltd.	473	644
Other assets	2,609	2,745

TOTAL ASSETS	$38,654	$41,424

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$2,773	$4,207
Accrued liabilities	2,675	2,228
Deferred income on shipments to distributors	650	516
Deferred royalty revenue	389	431
Current portion of debt and capital lease obligations	2,353	2,497
Total current liabilities	8,840	9,879

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,969	2,527
Total liabilities	10,809	12,406

Stockholders’ equity:
Common stock, at par value	29	29
Additional paid-in capital	168,013	167,298
Accumulated other comprehensive income (loss)	(161)	350
Accumulated deficit	(140,036)	(138,659)
Total stockholders’ equity	27,845	29,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,654	$41,424

(1)          Derived from the December 30, 2007 audited balance sheet included in the 2007 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2008	Q1 2007	Q4 2007	Q1 2007 to Q1 2008	Q4 2007 to Q1 2008
COMPOSITION OF REVENUE

Revenue by product (1):
New products	24%	10%	33%	329%	(26)%
Mature products	39%	56%	39%	23%	4%
End-of-life products	37%	34%	28%	93%	34%

Revenue by geography:
North America	45%	65%	41%	21%	12%
Europe	16%	13%	16%	111%	2%
Asia Pacific	31%	12%	33%	381%	(2)%
Japan	8%	10%	10%	43%	(21)%

Revenue by end-customer segment:
Instrumentation and test	52%	34%	55%	175%	(4)%
Military and aerospace systems	9%	15%	10%	7%	(3)%
Datacom and telecom	23%	28%	12%	43%	96%
Graphics and imaging	14%	19%	17%	29%	(17)%
Computing	2%	4%	6%	(9)%	(60)%

(1)          The Company changed the definition of its product families in the third quarter of 2007 and has adjusted prior periods to conform with the new definitions. New products include ArcticLink™, PolarPro®, Eclipse™ II and QuickPCI® II products. Mature products include QuickRAM®, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.